TRUST INSTRUMENT
                          NEUBERGER BERMAN INCOME FUNDS
                                   SCHEDULE A


Neuberger Berman Investor Class

           Neuberger Berman Cash Reserves
           Neuberger Berman Government Money Fund
           Neuberger Berman High Yield Bond Fund
           Neuberger Berman Limited Maturity Bond Fund
           Neuberger Berman Municipal Money Fund
           Neuberger Berman Municipal Securities Trust

Neuberger Berman Trust Class

           Neuberger Berman Institutional Cash Fund
           Neuberger Berman Limited Maturity Bond Fund



DATED:     February 9, 2001